UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2024

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

A.	Twin Hospitality Refinancing

On November 21, 2024 (the “Closing Date”), FAT Brands Inc. (“FAT Brands” or the “Company”) completed the refinancing of the whole business securitization credit facility of its Twin Peaks and Smokey Bones restaurant brands, and restructured those brands under a new holding company, Twin Hospitality Group Inc., a Delaware corporation and direct subsidiary of the Company (“Twin Hospitality”), in anticipation of the planned listing of Twin Hospitality as a standalone public company. The aggregate principal balance of the new Series 2024-1 fixed rate notes (the “Notes”) is $416,711,000 across four tranches, with a weighted average interest rate of 9.5% per annum. The issuer of the new Notes is Twin Hospitality I, LLC, a Delaware limited liability company and wholly-owned subsidiary of Twin Hospitality (the “Issuer”), formerly known as FAT Brands Twin Peaks I, LLC. The following are the tranches of newly-issued Notes:

Closing Date	Class	Seniority	Principal Balance	Coupon	Anticipated Repayment Date	Final Legal Maturity Date
11/21/2024	A-2-I	Super Senior	$12,124,000	9.00%	10/25/2027	10/26/2054
11/21/2024	A-2-II	Senior	$269,257,000	9.00%	10/25/2027	10/26/2054
11/21/2024	B-2	Senior Subordinated	$57,619,000	10.00%	10/25/2027	10/26/2054
11/21/2024	M-2	Subordinated	$77,711,000	11.00%	10/25/2027	10/26/2054

The new financing repaid in full the notes previously issued under the Base Indenture, dated as of October 1, 2021 (the “Prior Indenture”), as amended by the Series 2021-1 Supplement, dated October 1, 2021, Series 2023-1 Supplement, dated September 8, 2023, and Series 2024-1 Supplement, dated March 21, 2024, all of which were terminated in their entirety on the Closing Date.

At the option of the holders, any of the Notes may be exchanged for a proportionate interest in Exchangeable Notes in two tranches, referred to as Class A2IIB2 Notes (up to $326,876,000) and Class A2IIB2M2 Notes (up to $404,587,000), which will reflect in the aggregate the characteristics of the corresponding exchanged Notes.

The Notes were offered and sold to qualified institutional buyers through Jefferies LLC, as the initial purchaser, pursuant to the exemptions from registration provided by Rule 144A under the Securities Act of 1933, as amended.

Terms of the Notes

The Notes were issued pursuant to a Base Indenture, dated as of the Closing Date (the “TWNP Indenture”), as amended by the Series 2024-1 Supplement, dated as of the Closing Date, each of which is by and among the Issuer and UMB Bank, N.A., as trustee (in such capacity, the “TWNP Trustee”) and as securities intermediary. The Notes were issued in four tranches and in such amounts set forth in the table above.

Scheduled payments of principal and interest on the Notes are required to be made on a quarterly basis, in each case from amounts that are available for payment thereon under the TWNP Indenture. The legal final maturity of the Notes is October 26, 2054, but it is anticipated that, unless earlier prepaid to the extent permitted under the TWNP Indenture, the Notes will be repaid on October 25, 2027 (the “Anticipated Repayment Date”). If the Issuer has not repaid or refinanced the Notes by the Anticipated Repayment Date, additional interest equal to 5.0% per annum will accrue on each tranche of Notes.

In addition, the TWNP Indenture requires that, upon a “Qualified Equity Offering” of Twin Hospitality (defined as an offering of common stock of Twin Hospitality, subject to certain limitations), Twin Hospitality is required to deposit 75% of the net proceeds of such offering towards repayment of the Notes until an aggregate of $75,000,000 has been repaid in that manner. If at least $25,000,000 of the proceeds of Qualified Equity Offerings are not used to prepay the Notes on or prior to each of April 25, 2025, July 25, 2025 or October 27, 2025, or at least $75,000,000 of proceeds of Qualified Equity Offerings are not used to prepay the Notes on or prior to January 26, 2026, then a “Cash Flow Sweeping Event” would occur upon which 50% of certain excess cash flows from operations will be used towards amortization of the three most senior tranches of Notes.

Guarantee and Collateral Agreement

The Notes are generally secured by a security interest in substantially all of the assets of the Issuer and its subsidiaries (the “Guarantors” and, together with the Issuer, the “Securitization Entities”). Under the Guarantee and Collateral Agreement, dated November 21, 2024, by and among the Guarantors in favor of the TWNP Trustee, the Guarantors have guaranteed the obligations of the Issuer under the TWNP Indenture and related documents and secured the guarantee by granting a security interest in substantially all of their assets (the “Securitized Assets”). On the Closing Date, the Securitized Assets included all of the revenue-generating assets of the Guarantors.

The Notes are the obligations only of the Issuer pursuant to the TWNP Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement. Except as described below and except for a Limited Guaranty provided by Twin Hospitality in favor of the TWNP Trustee in respect of certain “bad boy” acts including, but, not limited to, fraud, consensual encumbrances and certain insolvency events, neither Twin Hospitality or FAT Brands, or any of their respective subsidiaries, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Issuer under the TWNP Indenture or the Notes.

Management Agreement

Under the terms of the Management Agreement, dated November 21, 2024, by and among Twin Hospitality, the Securitization Entities and the TWNP Trustee, Twin Hospitality will act as the manager with respect to the Securitized Assets (in such capacity, the “Manager”). The primary responsibilities of the Manager under the Management Agreement are to perform certain management, franchising, distribution, intellectual property and operational functions on behalf of the Securitization Entities with respect to the Securitized Assets. The Management Agreement provides for a management fee payable monthly by the Issuer to the Manager in the amount of $291,667.66, subject to three percent (3%) annual increases.

The Manager will manage and administer the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standards set forth in the Management Agreement. Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the Manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the Manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not compensated by payment of the management fee or is otherwise not reasonably assured or provided to it.

Subject to limited exceptions set forth in the Management Agreement, the Manager will indemnify each Securitization Entity, the TWNP Trustee and certain other parties, and their respective officers, directors, employees and agents for all claims, penalties, fines, forfeitures, losses, liabilities, obligations, damages, actions, suits and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (a) failure of the Manager to perform or observe its obligations under the Management Agreement, (b) the breach by the Manager of any representation, warranty or covenant under the Management Agreement, or (c) the Manager’s negligence, bad faith or willful misconduct in the performance of its duties under the Management Agreement.

Covenants and Restrictions

The Notes are subject to covenants and restrictions customary for transactions of this type, including: (i) that the Issuer maintain specified reserve accounts to be used to make required payments in respect of the Notes; (ii) provisions relating to optional and mandatory prepayments, and the related payment of specified amounts; (iii) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective; and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are subject to customary rapid amortization events provided for in the TWNP Indenture, including events tied to failure of the Securitization Entities and Manager to maintain the stated debt service coverage ratio and leverage ratios, the sum of systemwide sales for all restaurants being below certain levels on certain measurement dates, certain Manager termination events, certain events of default and the failure to repay or refinance the Notes on the anticipated repayment dates. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure of the Securitization Entities to maintain the stated debt service coverage ratio, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties and certain judgments.

Other Agreements

In connection with the transactions discussed above, FAT Brands and Twin Hospitality also entered into a letter agreement (the “Letter Agreement”) under which Twin Hospitality agreed to issue to investors in the Notes warrants to acquire an aggregate of 5.0% of its issued and outstanding Class A Common Stock at the time of its listing as a standalone public company. The warrants will be exercisable beginning on October 25, 2025 for a period of five years from the date of issuance at an exercise price of $0.01 per share (subject to certain customary adjustments), and will include registration rights for the underlying shares. The warrants and underlying shares will be subject to a lockup on transfers until Twin Hospitality has used at least $75,000,000 of the proceeds of Qualified Equity Offerings to prepay the Notes.

Under the Letter Agreement, Twin Hospitality also granted to the holders of the Notes the right to appoint one observer to its Board of Directors, who will have the right to attend and participate in Board and Committee meetings but will not have any voting rights. The observer will be subject to customary confidentiality obligations and may be excused from certain meetings if attendance of the observer would jeopardize attorney-client privilege.

Under the Letter Agreement, FAT Brands agreed not to sell, transfer, dividend or distribute any of its shares in Twin Hospitality (other than in connection with the planned public spin-off of 5% of Twin Hospitality), until at least $75,000,000 of the proceeds of Qualified Equity Offerings or other proceeds have been used to prepay the Notes. In addition, FAT Brands agreed not to dividend out any of its ownership interests in Twin Hospitality for the next 24 months following the expiration of such restriction if, with respect to any securitization transaction sponsored by FAT Brands or Twin Hospitality, a Rapid Amortization Event, Manager Termination Event or an “event of default” (as such terms are defined in the applicable securitization transaction documents) has occurred and is continuing or with the giving of notice or the passage of time would occur.

FAT Brands also agreed not to pay a common equity dividend until at least $25,000,000 in proceeds from Qualified Equity Offerings have been used to prepay the Notes, other than (a) a one-time stock dividend or distribution of approximately 5% of Class A common stock of Twin Hospitality, (b) monthly dividends on FAT Brands’s preferred stock, and (c) the dividends already declared by FAT Brands.

The above descriptions of the TWNP Indenture, Series 2024-1 Supplement, Guarantee and Collateral Agreement and Management Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements filed herewith as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and incorporated herein by reference.

B.	Modification of FB Resid Holdings I, LLC

Omnibus Amendment

In connection with the Twin Hospitality refinancing, on the Closing Date the Company also modified the outstanding credit facility of its special purpose, wholly-owned subsidiary, FB Resid Holdings I, LLC (“FBRH”), pursuant to an Omnibus Amendment, dated as of the Closing Date (the “Omnibus Amendment”), by and among the Company, FBRH, each of FAT Brands Royalty I, LLC, FAT Brands GFG Royalty I, LLC, Twin Hospitality I, LLC (f/k/a FAT Brands Twin Peaks I, LLC) and FAT Brands Fazoli’s Native I, LLC (the “Existing Issuers”), 3|5|2 Capital ABS Master Fund LP, as Noteholder, TW Equity Investors, L.P., as Noteholder, and UMB Bank, N.A., as trustee (in such capacity, the “FBRH Trustee”). The Omnibus Amendment amended the Base Indenture, dated as of July 10, 2023 (the “FBRH Indenture”), by and between FBRH and the FBRH Trustee, and the Irrevocable Payment Direction Letter, dated July 10, 2023, from each of FAT Brands Royalty I, LLC, FAT Brands GFG Royalty I, LLC, FAT Brands Twin Peaks I, LLC and FAT Brands Fazoli’s Native I, LLC, as issuers, and the Company, as manager of FBRH, to the FBRH Trustee.

The Omnibus Amendment amended the FBRH Indenture by replacing all references to the Prior Indenture with the new TWNP Indenture, and all references to FAT Brands as the Manager of the TWNP Indenture with Twin Hospitality, until the occurrence of the “Twin Peaks Listing Event”, which is defined as (i) the dividend or distribution of approximately 5% of the Class A Common Stock of Twin Hospitality to the shareholders of FAT Brands, (ii) commencing of trading of the Class A Common Stock of Twin Hospitality on an Acceptable Exchange (as defined in the Omnibus Amendment), (iii) all filings related with respect to the foregoing required pursuant to the rules and regulations of the Securities and Exchange Commission are effective, (iv) the deposit of the Pledged Shares into the account specified in the Pledge Agreement (as such terms are defined in the Omnibus Amendment) and (v) the Pledge Agreement is in full force and effect.

The Omnibus Amendment also amended the treatment of “Excess Amounts” under the current securitization transactions for each Existing Issuer upon (i) the occurrence of an Event of Default under the FBRH Indenture or (ii) if the Controlling Class Representative (currently 3|5|2 Capital ABS Master Fund LP) has notified the FBRH Trustee that certain Excess Amounts are required to satisfy clauses (i) through (xiii) of the Priority of Payments on the next applicable Monthly Allocation Date under the FBRH Indenture. In such event, all such Excess Amounts must be deposited into a segregated account to be included in Retained Collections and deposited in the Collection Account under the FBRH Indenture for application in accordance with the waterfall of payments under Section 5.10 of the FBRH Indenture.

In addition, the Omnibus Amendment amended the FBRH Indenture to provide that with respect to (i) any Mandatory Prepayment Amount and/or (ii) from and after the occurrence of any Event of Default (as such terms are defined in the FBRH Indenture), payments of interest and principal with respect to the Class A-1 Notes and the Class A-2 Notes shall be made in accordance with the Applicable Class A Payment Priority (defined in the Omnibus Amendment), and no amounts may be paid on the Class A-1B Notes or Class A-2B Notes until amounts then due and owing to the Class A-1A Notes and the Class A-2A Notes shall have been paid in full in cash.

In addition, under the Omnibus Amendment, FAT Brands and FBRH agreed not to permit (i) any equity interests of any Existing Issuer to be sold, transferred or disposed, other than the transactions contemplated by the Twin Peaks Listing Event, or (ii) any Specified Additional Issuance (as defined in the FBRH Indenture). In addition, the Omnibus Amendment added a new Event of Default under the FBRH Indenture if the Issuer should fail, by July 31, 2026, to have prepaid or purchased at least $20,000,000 of Class A-1A Notes and Class A-2A Notes held by the Controlling Class Representative or its managed funds.

Also under the Omnibus Amendment, FAT Brands agreed not to sell or otherwise dispose of any of its equity interests of Twin Hospitality until Twin Hospitality has used at least $75,000,000 of aggregate Qualified Equity Offering Proceeds or other proceeds to prepay the new Notes issued under the TWNP Indenture. FAT Brands also agreed not to declare or pay any dividend or distribution in the form of equity interests in Twin Hospitality (i) until the third anniversary of the Closing Date (ii) or if any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred or would result therefrom under the indentures of any Existing Issuer.

Pledge Agreement / Control Agreement

On the Closing Date, FAT Brands also entered into a Pledge and Security Agreement (the “Pledge Agreement”) and Securities Account Control Agreement (the “Control Agreement”) with UMB Bank, N.A., as trustee under the FBRH Indenture and as securities intermediary (in such capacities, the “Pledge Trustee”). Under the Pledge Agreement, FAT Brands pledged all of its shares of Class A Common Stock of Twin Hospitality (other than shares distributed to its shareholders at the time of the Twin Peaks Listing Event) (the “Pledged Shares”) along with all proceeds of the Pledged Shares for the payment and performance of all obligations of FBRH under the FBRH Indenture.

In addition, FAT Brands agreed that the “Applicable Percentage” (a formula that is defined in the Pledge Agreement) of any (i) proceeds of the sale or other disposal of Pledged Shares, (ii) dividend, distribution, rights, warrants or other consideration with respect to the Pledged Shares, and (iii) proceeds of any loan secured by the Pledged Shares (collectively, the “Proceeds”), will be applied to purchase first the Class A-2A Notes, and then the Class A-1A Notes, issued under the FBRH Indenture at par plus any accrued and unpaid interest thereon and interest paid in kind. FAT Brands also agreed that, if Twin Hospitality has not raised at least $25,000,000 in Qualified Equity Proceeds and is sold, then so long as either (i) the Issuer has repaid its debt in full under the TWNP Indenture or (ii) the Issuer’s noteholders have otherwise waived such payment and approved the sale in writing, then 50% of the Proceeds from the sale of Twin Hospitality will be applied to purchase first the Class A-2A Notes, and then the Class A-1A Notes, issued under the FBRH Indenture at par plus any accrued and unpaid interest thereon and interest paid in kind.

Also under the Pledge Agreement, upon the occurrence and during the continuance of an Event of Default and following the Grace Period, if applicable, under the FBRH Indenture, all rights of FAT Brands to vote or give consent with respect to the Pledged Shares shall be vested in the Pledge Trustee.

Under the Control Agreement, FAT Brands will deposit all of the Pledged Shares at the time of the Twin Peaks Listing Event into a controlled account maintained by the Pledge Trustee, and the Pledge Trustee will distribute Proceeds of the Pledged Shares held in such account according to the Pledge Agreement. FAT Brands will be entitled to enter any market order to sell Pledged Shares in a brokers’ transaction on an approved trading market, and may enter orders to sell Pledged Shares other than on a permitted trading market (i) with the prior written consent of the Pledge Trustee or (ii) in a trade to be executed within 5% of the 5-trading day volume weighted average price and with a value of at least $15,000,000. Upon an Event of Default under the FBRH Indenture, the Controlling Class Representative will be entitled to exercise sole control of the Pledged Shares and direct sales or other dispositions of the Pledged Shares held in the controlled account.

The above descriptions of the Omnibus Amendment, Pledge Agreement and Control Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements filed herewith as Exhibits 4.3, 10.3 and 10.4, respectively, each of which is incorporated herein by this reference.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Base Indenture, dated November 21, 2024, by and among Twin Hospitality I, LLC, and UMB Bank, N.A., as trustee and securities intermediary.
4.2	Series 2024-1 Supplement to Base Indenture, dated November 21, 2024, by and among Twin Hospitality I, LLC, and UMB Bank, N.A., as trustee and securities intermediary.
4.3	Omnibus Amendment, dated November 21, 2024, by and among FAT Brands Inc., FB Resid Holdings I, LLC, each of FAT Brands Royalty I, LLC, FAT Brands GFG Royalty I, LLC, Twin Hospitality I, LLC (f/k/a FAT Brands Twin Peaks I, LLC) and FAT Brands Fazoli’s Native I, LLC, 3|5|2 Capital ABS Master Fund LP, as Noteholder, TW Equity Investors, L.P., as Noteholder, and UMB Bank, N.A., as trustee.
10.1	Guarantee and Collateral Agreement, dated November 21, 2024, by and among the Guarantors named therein in favor of UMB Bank, N.A., as trustee.
10.2	Management Agreement, dated November 21, 2024, by and among Twin Hospitality Group Inc., Twin Hospitality I, LLC, each of the Guarantors named therein and UMB Bank, N.A., as trustee.
10.3	Pledge and Security Agreement, dated November 21, 2024, by and among FAT Brands Inc. and UMB Bank, N.A., as trustee and securities intermediary.
10.4	Securities Account Control Agreement, dated November 21, 2024, by and among FAT Brands Inc. and UMB Bank, N.A., as trustee and securities intermediary.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 25, 2024

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer